UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2014

VENTAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 North Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On September 18, 2014, Ventas, Inc. (the “Company”) announced that it has priced a private offering in Canada of Cdn$400 million of 3.00% Senior Notes, Series A due 2019 and Cdn$250 million of 4.125% Senior Notes, Series B due 2024 (collectively, the “Notes”).  The sale of the Notes is expected to close on September 24, 2014. The Company intends to use the net proceeds from the sale of the Notes to repay a portion of outstanding indebtedness under the acquisition term loan used to fund the Company’s acquisition of 29 independent living seniors housing communities located in Canada from Holiday Retirement.

A copy of the press release issued by the Company on September 18, 2014 regarding the pricing of the Notes is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by the Company on September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date:	September 18, 2014	By:	/s/ Kristen M. Benson
Kristen M. Benson
Senior Vice President, Associate
General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on September 18, 2014.